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                                                                    EXHIBIT 99.3

                  CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002



In connection with the accompanying Form 10-Q of Kewaunee Scientific Corporation (the "Company") for the period ending July 31, 2002, I, William A. Shumaker, President and Chief Executive Officer of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

     (1) I have reviewed this quarterly report on Form 10-Q of Kewaunee Scientific Corporation;

     (2) Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

     (3) Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;


Date:  September 12, 2002


                                           /s/ William A. Shumaker
                                        --------------------------------
                                        William A. Shumaker
                                        President
                                         and Chief Executive Officer